UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2011

GENESIS ENERGY, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01.  Other Events

Recast Annual Report

This current report on Form 8-K revises portions of the Annual Report on Form 10-K of Genesis Energy, L.P. for the year ended December 31, 2010, which was filed with the United States Securities and Exchange Commission on March 16, 2011, to retrospectively reflect subsequent changes in the company’s operating segments, which occurred in the first quarter of 2011.

We reorganized our operating segments as a result of a change in the way our Chief Executive Officer, who is our chief operating decision maker, evaluates the performance of operations, develops strategy and allocates capital resources.  The results of our CO2 marketing activities and processing of syngas through a joint venture, formerly reported in the Industrial Gases Segment, are now included in our Supply and Logistics Segment.

The change in operating segments had no impact on the company’s reportable units for goodwill purposes or the company’s historical consolidated financial position, results of operations or cash flows.  The recast historical financial information in this Form 8-K does not represent an amendment to or restatement of the company’s fiscal year 2010 consolidated financial statements as previously issued in the Annual Report.

Accordingly, the company has updated the presentation of the fiscal year 2010, 2009 and 2008 segment information originally included in its Annual Report, to be consistent with the revised operating segment structure.  These updates are reflected in Exhibits 99.1 – 99.4 to this Current Report.  These exhibits are consistent with the presentation of reporting and operating segments in the company’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2011 and June 30, 2011.

In November 2010, the company and its co-issuer, Genesis Energy Finance Corporation, issued $250 million of senior unsecured notes.  In connection with the issuance of the notes, we agreed to offer to exchange the privately issued notes for substantially identical notes registered with the Securities and Exchange Commission no later than November 18, 2011.  As required by Regulation S-X Rule 3-10, we are including condensed consolidating financial information for all periods presented in Exhibit 99.4.

Revisions to the Annual Report included in this Current Report on Form 8-K as noted above supersede the corresponding portions of the company’s Annual Report.  All other information in the Annual Report remains unchanged.  This Current Report does not modify or update the disclosures therein in any way, nor does it reflect any subsequent information or events, other than as required to reflect the change in segments and the inclusion of condensed consolidating financial information as described above.  The information in this Current Report, including Exhibits 99.1 – 99.4, should be read in conjunction with the Annual Report and any documents filed by the company subsequent to the filing of the Annual Report.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Deloitte & Touche LLP

99.1	Part I, Item 1. Business of the Company’s Annual Report, revised solely to reflect the change in segment reporting

99.2	Part II, Item 6. Selected Financial Data of the Company’s Annual Report, revised solely to reflect the change in segment reporting

99.3	Part II, Item 7. Management’s Discussion and Analysis of the Company’s Annual Report, revised solely to reflect the change in segment reporting

99.4
Part II, Item 8. Financial Statements and Supplementary Data of the Company’s Annual Report, revised to reflect the change in segment reporting and the inclusion of condensed consolidating financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P., by

GENESIS ENERGY, LLC, its sole general partner

Date: September 26, 2011	By:	/s/ ROBERT V. DEERE
Robert V. Deere
Chief Financial Officer